EXHIBIT 10.6

AMENDED PROMISSORY NOTE

Principal amount:  $110,200.00

Date:   July 13, 2010

The undersigned hereby promises to pay Andreas Wilcken, Jr. the sum of One Hundred and Ten Thousand Two Hundred Dollars ($110,200) representing the following advances from Mr. Wilcken on the following dates:

April 8, 2010 - $28,600.00

May 5, 2010 - $71,600.00

July 13, 2010 - $10,000.00

For a total of $110,200.00

This Note bears interest at the rate of 8% per annum and is payable out of the first funds which the undersigned is entitled to retain under the Production Agreement and Royalty Agreement as further described in the undersigned’s registration statement on Form S-1 filed with the SEC; provided, however, that notwithstanding the foregoing, no payments shall be made unless Moving Box, Inc. has sufficient funds to pay its operating expenses prior to making any payments on this Note.  Payments on this Note shall only be made to the extent and in amounts above the amounts Moving Box, Inc. must retain to pay its operating expenses on an on-going basis.  Any unpaid principal and interest on this Note is due July 13, 2020.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Nevada.

Moving Box, Inc.

By:	/s/ Andreas Wilcken, Jr., Pres.
Andreas Wilcken, Jr., Pres.